ERNST & YOUNG LLP                     Suite 3400             Phone: 515 243 2727
                                      801 Grand Avenue
                                      Des Moines, Iowa 50309-2764




                         Consent of Independent Auditors






The Board of Directors and Shareholders
Principal Special Markets Fund, Inc.


We consent to the reference to our firm under the captions "Financial Highlights" and "Additional Information Financial Statements" in the Prospectus in Part A and "Financial Statements" in Part B and to the incorporation by reference in Part B of our report dated January 16, 1998 on the financial statements and the financial highlights of Principal Special Market Fund, Inc., in this Post Effective Amendment No. 8 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-59474) and Registration Statement under the Investment Company Act of 1940 (No. 811-7572) of Principal Special Markets Fund, Inc.

/s/ Ernst & Young LLP

Des Moines, Iowa
April 14, 1998

Ernst & Young LLP is a member of Ernst & Young International, Ltd.